Exhibit 21.1
Enovis Corporation
Subsidiaries of the Registrant

Entity Name	Domestic Jurisdiction	Country
Armac, Inc.	New Jersey	United States
Athena Finance Limited	Barbados	Barbados
Cefar-Compex Medical AB	Sweden	Sweden
Chattanooga Europe, B.V.	Belgium	Belgium
Colfax (Wuxi) Pump Company Limited	China	China
Colfax Group GmbH	Germany	Germany
DJ Orthopedics de Mexico, S.A. de C.V.	Mexico	Mexico
DJ Orthopedics Services, SA de CV	Mexico	Mexico
DJO Asia-Pacific Ltd.	Hong Kong	Hong Kong
DJO Benelux B.V.	Belgium	Belgium
DJO Brasil Ltda.	Brazil	Brazil
DJO Canada Inc.	Ontario	Canada
DJO Consumer, LLC	Delaware	United States
DJO Finance LLC	Delaware	United States
DJO France S.A.S.	France	France
DJO Global India Healthcare Private Limited	India	India
DJO Global Pty Ltd	Australia	Australia
DJO Global Switzerland SARL	Switzerland	Switzerland
DJO Global, Inc.	Delaware	United States
DJO Iberica Productos Ortopedicos S.L.	Spain	Spain
DJO Italia SRL	Italy	Italy
DJO Medical Device Trading (Shanghai) Ltd.	China	China
DJO Nordic Aktiebolag	Sweden	Sweden
DJO Tunisie SARL	Tunisia	Tunisia
DJO UK Limited	United Kingdom	United Kingdom
DJO, LLC	Delaware	United States
Empi, Inc.	Minnesota	United States
Encore Medical GP, LLC	Nevada	United States
Encore Medical Partners, LLC	Nevada	United States
Encore Medical, L.P.	Delaware	United States
Enovis Athena GmbH	Switzerland	Switzerland
Enovis Czechia s.r.o.	Czech Republic	Czech Republic
Enovis Ireland Limited	Dublin	Ireland
Enovis Japan Co., Ltd.	Japan	Japan
Enovis Korea Co. Ltd.	South Korea	Korea, Republic Of
Enovis Poland SP z.o.o.	Poland	Poland
Enovis Portugal Sociedade Unipessoal LDA	Portugal	Portugal
Enovis Services, Unipessoal LDA	Lisbon	Portugal
Enovis Slovakia s.r.o.	Slovakia	Slovakia
Enovis South Africa (Pty) Ltd.	South Africa	South Africa
Enovis Surgical Australia Pty Ltd	Australia	Australia
Enovis Surgical Austria GmbH	Austria	Austria
Enovis Surgical Brasil LTDA	Brazil	Brazil
Enovis Surgical Canada, Inc.	Canada	Canada
Enovis Surgical GB Limited	United Kingdom	United Kingdom
Enovis Surgical Germany GmbH	Germany	Germany

Enovis Surgical New Zealand Limited	New Zealand	New Zealand
Enovis Surgical Spain Sociedad Limitada	Spain	Spain
Enovis Surgical Sweden AB	Sweden	Sweden
Enovis Surgical Switzerland GmbH	Switzerland	Switzerland
Insight Medical Systems, Inc.	Delaware	United States
Kico Knee Innovation Company Pty Limited	Australia	Australia
Lima (Beijing) Medical Devices Co. Ltd.	China	China
Lima Belgium S.p.r.l.	Belgium	Belgium
Lima Denmark A.p.S.	Denmark	Denmark
Lima France SAS	France	France
Lima Netherlands B.V.	Netherlands	Netherlands
Lima Orthopaedics Australia Pty Ltd	Australia	Australia
Lima Orthopaedics South Africa (Pty) Ltd.	South Africa	South Africa
Lima Ortopedija I implantati, d.o.o.	Croatia	Croatia
Lima SM S.p.A	San Marino	San Marino
Lima USA, Inc.	Indiana	United States
LimaCorporate S.P.A	Italy	Italy
Litecure Asia Limited	Hong Kong	Hong Kong
LiteCure LLC	Delaware	United States
Litecure (Shanghai), LLC	China	China
LT Technology Ltd	China	China
Mathys AG Bettlach	Switzerland	Switzerland
Mathys Orthopaedics Belux NV	Belgium	Belgium
Mathys Orthopaedics BV	Netherlands	Netherlands
Mathys Orthopaedics Limited	United Kingdom	United Kingdom
Mathys Orthopaedie GmbH	Germany	Germany
Mathys Orthopedie SAS	France	France
Medshape, Inc.	Delaware	United States
Mo Milling Pty Limited	Australia	Australia
Motion Parent, Inc.	Delaware	United States
MT Central Finance SARL	Switzerland	Switzerland
NovaStep Inc.	Delaware	United States
NovaStep SAS	France	France
Ormed GmbH	Germany	Germany
Ortho Pros Express, Inc.	North Carolina	United States
Orthomed Medizintechnik GmbH	Austria	Austria
Precision AI Pty Ltd	Queensland	Australia
Quantum Ops, Inc.	Delaware	United States
Surgi-Care, Inc.	Massachusetts	United States
Trilliant Surgical, LLC	Texas	United States